Media Contact:	Investor Relations:
Susan Goodell	David Meister
Warschawski	NexCen Brands, Inc.
410.367.2700 ext. 25	212.277.1119
susan.goodell@warschawski.com	investor_relations@nexcenbrands.com

NexCen Brands Reports First Quarter 2007 Results

Thursday, May 10, 2007 - 4:30p.m. EDT

▪ NexCen completes acquisition of Bill Blass on February 15, 2007
▪ NexCen completes acquisitions of MaggieMoo’s and Marble Slab on February 28, 2007
▪ NexCen acquires the Waverly brand on May 2, 2007
▪ NexCen generates revenue from four brands in 1st Quarter
▪ 2007 1st Quarter Revenues total $3.9 million

New York, May 10, 2007/PRNewswire-First Call - NexCen Brands, Inc. (Nasdaq: NEXC - News; (“NexCen” or the “Company”) today commented on financial results for the first quarter ended March 31, 2007. The Company’s detailed results are included in its Quarterly Report on Form 10-Q which was filed with the SEC today.

First Quarter Ended March 31, 2007

The results for the first quarter include: (a) The Athlete’s Foot (“TAF”) for the entire quarter, (b) Bill Blass from February 15 (date of acquisition), and (c) MaggieMoo’s and Marble Slab from February 28 (their date of acquisition).

Licensing, royalty and franchise fee revenues totaled $3.9 million for the quarter.

Net loss, which includes income from discontinued operations of $447,000, was ($198,000). The net loss per share calculates to $0.00. Included in the net loss is stock compensation expense of $640,000, or $0.01 per share.

Other Company News

In a separate press release issued earlier this month, the Company announced that it has completed the acquisition of the Waverly brand for $36.75 million in cash and the issuance of a warrant for the purchase of 50,000 common shares.

Robert D’Loren, President and CEO of NexCen Brands, Inc. commented, "I am pleased with the continued growth in our brand portfolio. We made great progress in the quarter in integrating our existing portfolio of brands, as well as, with respect to entering into a definitive agreement to acquire a leading home furnishings brand, Waverly. On an annualized basis, Waverly generates $9 million in royalty revenue, diversifies our brand portfolio and compliments our Bill Blass home business. Also, we have new franchise agreements for The Athlete’s Foot in 3 countries, Sweden, Egypt, and Lebanon. In the past 9 months, we have acquired 5 brands that are expected to generate in excess of $1 billion in annual retail sales that consists of over 1,150 franchised stores, with over 500 new stores in the pipeline, we now conduct business in 45 countries. We remain focused on executing our business plan of leveraging our brands across our three operating verticals to generate organic and synergistic growth and plan to continue on our course of acquiring from 3 to 5 companies per year."

2007 Guidance

Taking into account revenue generated by the Company’s existing brands, including Waverly, the Company is reaffirming revenue guidance for the full year of 2007 of between $38 and $42 million and EPS guidance of $0.12 to $0.14 per fully diluted share. These amounts do not reflect any additional acquisitions that might be completed in 2007, although the Company anticipates that it will continue to make acquisitions through the remainder of 2007. Assuming that no other acquisitions are completed, the Company estimates that EPS would be $0.19 to $0.21 per fully diluted share on a forward twelve month basis.

Conference Call

NexCen will host a conference call to discuss the first quarter results on Friday, May 11, 2007 at 8:30 a.m., Eastern Time. Interested parties may access the call at www.nexcenbrands.com or by telephone at (719) 457-2679 or (800) 500-0177. Please ask for confirmation code 3109241. Replay of this call will be available until June 10, 2007, by calling (719) 457-0820 or (888) 209-1112. Please ask for confirmation code 3109241

About NexCen Brands

NexCen Brands, Inc. (Nasdaq: NEXC) is the premier 21st century brand acquisition and management company focused on assembling a diversified portfolio of intellectual property centric companies operating in the consumer branded products and franchise industries. The Company owns, licenses, franchises and markets a growing portfolio of consumer and franchise brands including The Athlete’s Foot®, Bill Blass®, MaggieMoo’s®, Marble Slab Creamery®, and the Waverly® brands. The Company licenses and franchises its brands to a network of leading retailers, manufacturers and franchisees in every major channel of retail distribution from luxury to mass markets in the U.S. and in over 45 countries around the world. NexCen’s franchise system consists of over 1,150 franchised stores. NexCen, through its IT, franchisee support systems, brand management and advertising, marketing and public relations expertise, manages and markets its brands to maximize consumer awareness and build long term brand equity. NexCen touches nearly every aspect of a consumer’s life. The Company brings to consumers great food, spectacular home decor and stunning fashions.

Forward-Looking Statement Disclosure

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding 2007 guidance and expectations about future potential acquisitions. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions often indicate that a statement is a “forward-looking statement.” Forward-looking statements are based on current expectations and assumptions, which are subject to risks, uncertainties and other factors. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be able to acquire additional IP or IP centric companies or finance or exploit them on terms that are acceptable to the Company, (2) we are likely to face substantial competition in seeking to acquire and market desirable IP and IP centric companies, and competitors may have substantially greater resources than we do, (3) we may not be successful in operating or expanding our acquired businesses or integrating them into an overall IP business strategy, (4) risks associated with marketing and licensing our acquired trademarks and with successfully developing and marketing new products particularly in light of rapidly changing fashion and market trends, (5) risks associated with the ability of licensees and franchisees to successfully market and sell branded products, competition and (6) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

NEXCEN BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31,
Revenues:	2007	2006
Royalty revenues	$2,175	$-
Licensing revenues	1,607	-
Franchise fee revenues	103	-
Total revenues	3,885	-

Operating expenses:
Selling, general and administrative expenses	(3,543)	(729)
Professional fees	(789)	(49)
Depreciation and amortization	(189)	(23)
Stock based compensation	(640)	(71)
Total operating expenses	(5,161)	(872)

Operating loss	(1,276)	(872)

Non-operating income (expense):
Interest income	763	260
Interest expense	(160)	-
Other income	81	60
Minority interest	(53)	-
Total non-operating income	631	320

Loss from continuing operations before income taxes	(645)	(552)
Provision for income taxes	-	-
Loss from continuing operations	(645)	(552)

Gain from discontinued operations, net of taxe	447	419
Net loss	$(198)	$(133)

Loss per share (basic and diluted) from continuing operations	$(0.01)	$(0.01)
Income per share (basic and diluted) from discontinued operations	0.01	0.01
Net income per share - basic and diluted	$0.00	$0.00

Weighted average shares outstanding - basic and diluted	49,159	44,019

NEXCEN BRANDS, INC.
CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$37,980	$83,536
Restricted cash	5,586	—
Trade receivables, net of allowances of $1,069 and $530	3,323	2,042
Interest and other receivables	1,663	511
Prepaid expenses and other current assets	2,519	2,210
Total current assets	51,071	88,299

Property and equipment, net	2,912	389
Goodwill	45,303	15,607
Trademarks	131,600	49,000
Other intangible assets, net of amortization	6,242	3,792
Deferred financing costs and other assets	908	—
Restricted cash	1,428	1,298
Total Assets	$239,464	$158,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$8,142	$4,713
Deferred revenue	5,333	40
Current portion of long-term debt	958	—
Acquisition related liabilities	5,450	4,000
Other current liabilities	—	484
Total current liabilities	19,833	9,237

Long-term debt	25,542	—
Deferred tax liability	20,493	218
Acquisition related liabilities	2,954	—
Other long-term liabilities	2,376	2,317
Total liabilities	71,248	11,772
Minority Interest	2,824	—
Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 50,502,561 and 47,966,085 shares issued and outstanding at March 31, 2007 and December 31, 2006	506	481
Additional paid-in capital	2,634,694	2,615,742
Treasury stock	(352)	(352)
Accumulated deficit	(2,469,456)	(2,469,258)
Total stockholders’ equity	165,392	146,613
Total liabilities, minority interest and stockholders’ equity	$239,464	$158,385

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